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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant                        [X]

Filed by a Party other than the Registrant     [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material under Rule 14a-12


                                 buy.com, Inc.
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               (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid:

     -------------------------------------------------------------------------


     (7) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (8) Filing Party:

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     (9) Date Filed:

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

Filed by buy.com, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

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                                   [LOGO]


Financial Contact:                                Media Contact:
Robert Price                                      Kathy Beaman
949.389.2247                                      949.389.2247
robertp@buy.com                                   kathyb@buy.com
---------------                                    --------------
DRAFT

                          FOUNDER TO ACQUIRE BUY.COM



Aliso Viejo, Calif., August 10, 2001 - buy.com Inc. (Nasdaq: BUYX), The Internet Superstore(TM), and SB Acquisition, Inc., a company wholly-owned by Scott A. Blum, buy.com's founder, today announced they have signed a definitive merger agreement.

Under the terms of the agreement, SB Acquisition, Inc. will pay $0.17 per share (today's closing price),in cash, for each outstanding share of buy.com. The transaction is structured as a reverse merger and will be accounted for under the purchase method of accounting. The Boards of both companies have unanimously approved the transaction and expect it to close prior to November 30, 2001. The merger is subject to approval of buy.com's stockholders and other closing conditions.

As part of the agreement, SB Acquisition will immediately provide buy.com with interim financing of up to $9.0 million, subject to certain conditions being met.


About buy.com
buy.com, The Internet Superstore(TM) and low price leader, offers its approximately 4 million customers nearly 1,000,000 SKUs in a range of categories including computer hardware and software, electronics, wireless products and services, books, office supplies and more. Individuals and businesses can shop quickly and easily at buy.com 24 hours a day, 7 days a week. buy.com was named the "Best E-Commerce Site" by PC World magazine (June 2001), "Best Overall Place To Buy" by Computer Shopper Magazine (January 2001), the No. 1 electronics e-tailer in the PowerRankings by Forrester Research, Inc. (November 2000), and a "Best of the Web" in the computer and electronics category by Forbes Magazine (spring 2000 and fall 2000). buy.com, founded in June 1997, is located in Aliso Viejo, California. For more information visit www.buy.com.  buy.com(TM) and The Internet Superstore(TM) are
                  -----------
trademarks of buy.com Inc.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking information and statements including forward-looking statements and information regarding buy.com, SB Acquisition, Inc., Scott A. Blum and the proposed merger and interim financing, which involve a high degree of risks and uncertainties. Such statements are only predictions and actual events may differ materially. The following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the merger, including failure of buy.com stockholders to approve the merger or failure to obtain any necessary regulatory approvals; the costs related to the merger; the occurrence of system failures; the amount of product or advertising revenues; the ability to defend against pending legal proceedings; the effect of the merger and/ or interim financing on creditor, vendor, supplier, customer or other business relationships; the ability to retain personnel, including key personnel; the results and effects of our inability to pay any amounts under the interim financing if the merger is not consummated and other economic, business, competitive and/or regulatory factors affecting buy.com's business generally, including risks associated with buy.com's ability to finance ongoing operations. These factors and others are more fully described in buy.com's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, and subsequent Forms 10-Q, as filed with the Securities and Exchange Commission. buy.com assumes no obligation to update any forward-looking statements. For additional corporate information, visit buy.com's website at http://www.buy.com.

Investors and security holders are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. Such proxy statement will be filed with the Securities and Exchange Commission by buy.com. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by buy.com at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and other such documents may also be obtained by buy.com by directing such request to buy.com, Inc., 85 Enterprise, Aliso Viejo, California
(949) 389-2000.

buy.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of buy.com with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in buy.com's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 27, 2001. This document is available free of charge at the Securities and Exchange Commission's website at http://www.sec.gov and from buy.com.



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